WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Warner Bros. Discovery, Inc. Reports Fourth-Quarter 2022 Earnings Results

With the major restructuring decisions behind us, this year we are focused on building and growing our businesses for the future, and we're off to a great start. We're seeing strong momentum across the enterprise, including our exciting long-term plans for DC Studios, the historic success of our latest HBO series *The Last of Us*, the significant financial and operating gains in DTC, and the record sales of our newest game *Hogwarts Legacy*. And with our unparalleled portfolio of assets and IP, a growing roster of exceptional creative talent, and some of the buzziest storytelling in the industry, we believe we have re-positioned our businesses to take full advantage of the many opportunities ahead.

– David Zaslav, President & CEO

Q4 Financial Summary & Operational Highlights

- Q4 total revenues were $11,008 million. Revenues decreased 9% ex-FX(1)(*) compared to the prior year quarter, on a combined basis(2).
- Net loss available to Warner Bros. Discovery, Inc. was $(2,101) million, and included $1,850 million of pre-tax amortization from acquisition-related intangible assets and $1,198 million of pre-tax restructuring expenses.
- Q4 total Adjusted EBITDA(3)(*) was $2,603 million. Adjusted EBITDA decreased 2% ex-FX compared to the prior year quarter, on a combined basis.
- Q4 cash provided by operating activities increased to $2,846 million and reported free cash flow(4)(*) increased to $2,482 million.
- Ended Q4 with $3.9 billion of cash on hand, $49.5 billion of gross debt(5)(*), and 5.0x net leverage(6)(*).
- Global DTC subscribers(7) increased 1.1 million to 96.1 million at the end of Q4 versus 95.0 million subscribers at the end of Q3, helped in part by the re-launch of HBO Max on Amazon Channels in December 2022.
- In Q4, TBS, TLC, and TNT were among the top-5 cable networks in Primetime for adults 25-54(8).
- Continued strength in storytelling as highlighted by our 22 nominations(9) and 8 wins(10) at the 80th Golden Globe® Awards, and our 14 Academy Award© nominations, including Best Picture and Best Actor in a Leading Role nods for Warner Bros. Pictures' *Elvis*(11).

Three Months Ended December 31,	2022			2021			% Change		
$ in millions	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Combined (ex-FX)(*)
Total revenues	$ 11,008	$ —	$ 11,008	$ 3,187	$ 9,226	$ 12,413	NM	(11)%	(9)%
Net (loss) income available to Warner Bros. Discovery, Inc.	(2,101)	693	(1,408)	38	(795)	(757)	NM	NM	NM
Adjusted EBITDA(*)	2,603	—	2,603	1,137	1,604	2,741	NM	(5)%	(2)%
Cash provided by operating activities	2,846			884			NM		
Reported free cash flow(*)	2,482			784			NM		

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for Q4 2021. Refer to page 13 for more information.

NM - Not meaningful

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

1

WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Studios Segment

Three Months Ended December 31,	2022	2021			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Advertising	$ (3)	$ —	$ 40	$ 40	NM	NM	NM
Distribution	4	—	4	4	NM	— %	— %
Content	3,631	7	4,910	4,917	NM	(26)%	(24)%
Other	210	—	188	188	NM	12 %	11 %
Total revenues	3,842	7	5,142	5,149	NM	(25)%	(23)%
Costs of revenues (excluding depreciation & amortization)	2,547	1	3,205	3,206	NM	(21)%	(19)%
Selling, general and administrative	527	—	723	723	NM	(27)%	(24)%
Adjusted EBITDA	$ 768	$ 6	$ 1,214	$ 1,220	NM	(37)%	(34)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for full Q4 2021. Refer to page 13 for more information.

NM - Not meaningful

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

Q4 2022 Highlights

- Studios revenues were $3,842 million. Revenues decreased 23% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Content revenue decreased 24% ex-FX, primarily driven by lower TV licensing, and to a lesser extent, lower games and home entertainment revenues.
    - TV licensing revenue declined mainly due to TV licensing deals in the prior year quarter.
    - Games and home entertainment revenues were lower due to COVID-induced demand in the prior year. Home entertainment revenue was further impacted by fewer new theatrical releases in the current year.
- Studios operating expenses were $3,074 million. Operating expenses decreased 20% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 19% ex-FX, primarily driven by lower content expense and distribution fees related to the TV licensing deals in the prior year quarter.
  - SG&A expenses decreased 24% ex-FX, primarily driven by lower marketing expenses due to fewer theatrical new releases. *Black Adam* was released in Q4 2022 compared to *Dune*, *The Matrix Resurrections, King Richard,* and *The Many Saints of Newark* in the prior year quarter.
- Studios Adjusted EBITDA was $768 million. Adjusted EBITDA decreased 34% ex-FX compared to the prior year quarter, on a pro forma combined basis.



Abbott Elementary
Warner Bros. Television Group



Manifest
Warner Bros. Television Group

2

WARNER BROS. DISCOVERY
Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Networks Segment

Three Months Ended December 31,	2022	2021			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Advertising	$ 2,226	$ 1,654	$ 1,029	$ 2,683	35 %	(17)%	(14)%
Distribution	2,874	1,087	1,928	3,015	NM	(5)%	(2)%
Content	307	165	127	292	86 %	5 %	7 %
Other	112	12	33	45	NM	NM	NM
Total revenues	5,519	2,918	3,117	6,035	89 %	(9)%	(6)%
Costs of revenues (excluding depreciation & amortization)	2,278	886	1,539	2,425	NM	(6)%	(3)%
Selling, general and administrative	763	539	353	892	42 %	(14)%	(11)%
Adjusted EBITDA	$ 2,478	$ 1,493	$ 1,225	$ 2,718	66 %	(9)%	(7)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for full Q4 2021. Refer to page 13 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

Q4 2022 Highlights

- Networks revenues were $5,519 million. Revenues decreased 6% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Advertising revenue decreased 14% ex-FX, primarily driven by audience declines in domestic general entertainment networks and soft advertising markets mainly in the U.S., and to a lesser extent, certain international markets.
  - Distribution revenue decreased 2% ex-FX, as increases in contractual affiliate rates in the U.S. and premium sports packages in Latin America were more than offset by a decline in pay-TV subscribers in the U.S. and lower contractual affiliate rates in some European markets.
  - Content revenue increased 7%, primarily driven by third-party content licensing deals globally.
  - Other revenue increased to $112 million, primarily due to services provided to the unconsolidated BT Sport joint venture.
- Networks operating expenses were $3,041 million. Operating expenses decreased 5% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 3% ex-FX, primarily driven by lower content expense, partially offset by costs associated with the unconsolidated BT Sport joint venture.
  - SG&A expenses decreased 11% ex-FX, primarily due to lower personnel and marketing expenses.
- Networks Adjusted EBITDA was $2,478 million. Adjusted EBITDA decreased 7% ex-FX compared to the prior year quarter, on a pro forma combined basis.


CNN ELECTION NIGHT IN AMERICA
CNN

Election Night in America
CNN



Fixer Upper: The Castle
Magnolia Network


NBA
TNT

Inside The NBA
TNT



Steel Buddies Stahlharte Geschäfte
DMAX

3

WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Direct-to-Consumer Segment

Three Months Ended December 31,

$ in millions	2022	2021			% Change		
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Advertising	$ 123	$ 44	$ 26	$ 70	NM	76 %	75 %
Distribution	2,084	217	1,880	2,097	NM	(1)%	2 %
Content	243	1	190	191	NM	27 %	28 %
Other	1	—	2	2	NM	(50)%	— %
Total revenues	2,451	262	2,098	2,360	NM	4 %	6 %
Costs of revenues (excluding depreciation & amortization)	2,011	178	1,760	1,938	NM	4 %	6 %
Selling, general and administrative	657	334	816	1,150	97 %	(43)%	(42)%
Adjusted EBITDA	$ (217)	$ (250)	$ (478)	$ (728)	13 %	70 %	70 %

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for full Q4 2021. Refer to page 13 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

Q4 2022 Highlights

- Total DTC subscribers(7) were 96.1 million, an increase of 1.1 million global subscribers since the end of Q3. Global DTC ARPU(12) was $7.58.
- DTC revenues were $2,451 million. Revenues increased 6% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Advertising revenue increased 75% ex-FX, primarily driven by subscriber growth on our DTC ad-supported tiers.
  - Distribution revenue increased 2% ex-FX, as global retail subscriber gains were partially offset by a decline in wholesale revenues.
  - Content revenue increased 28% ex-FX, primarily driven by higher third party licensing of HBO content.
- DTC operating expenses were $2,668 million. Operating expenses decreased 12% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues increased 6% ex-FX, primarily driven by increased content expense.
  - SG&A decreased 42% ex-FX, primarily driven by lower marketing spend.
- DTC Adjusted EBITDA was $(217) million, a $511 million year-over-year improvement in losses on a pro forma combined basis.

DTC Subscribers

	In millions, except ARPU	Q4 2022	Q3 2022	Q4 2021
Domestic	Total subscribers(7)	54.6	53.6	51.2
Domestic	ARPU(12)	$ 10.83	$ 10.66	
International	Total subscribers(7)	41.5	41.4	34.9
International	ARPU(12)	$ 3.71	$ 3.68	
	Total DTC subscribers(7)	96.1	95.0	86.2
	Global ARPU(12)	$ 7.58	$ 7.52	

Note: Domestic includes the U.S. and Canada. Prior year subscribers have been recast to reflect the Company's harmonized definition. Refer to page 14 for more information.



The White Lotus
HBO



House of the Dragon
HBO

4

WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Corporate

Three Months Ended December 31,	2022	2021			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Adjusted EBITDA	$ (451)	$ (112)	$ (294)	$ (406)	NM	(11)%	(14)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for full Q4 2021. Refer to page 13 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

- Fees related to the Company's securitization facility, which are captured in SG&A, increased $119 million year over year as a result of higher interest rates, which more than offset lower overhead costs.

Inter-segment Eliminations

Three Months Ended December 31,	2022	2021			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Inter-segment revenue eliminations	$ (832)	$ —	$ (1,145)	$ (1,145)	NM	27 %	27 %
Inter-segment expense eliminations	(857)	—	(1,082)	(1,082)	NM	21 %	21 %
Adjusted EBITDA	$ 25	$ —	$ (63)	$ (63)	NM	NM	NM

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q4 2021 represent the WarnerMedia business's results for full Q4 2021. Refer to page 13 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

5

6 2022 2021 % Change $ in millions Actual Pro Forma Adjustments Pro Forma Combined Actual Pro Forma Adjustments Pro Forma Combined Actual Pro Forma Combined (Actual) Combined (ex-FX)(*) Studios $ 9,731 $ 4,067 $ 13,798 $ 20 $ 14,989 $ 15,009 NM (8) % (6) % Networks 19,348 3,838 23,186 11,311 12,919 24,230 71% (4) % (2) % DTC 7,274 2,419 9,693 860 8,405 9,265 NM 5% 6 % Corporate & Eliminations (2,536) (1,046) (3,582) — (3,178) (3,178) NM (13) % (13) % Total revenues 33,817 9,278 43,095 12,191 33,135 45,326 NM (5) % (3) % Net (loss) income available to Warner Bros. Discovery, Inc. (7,371) 2,012 (5,359) 1,006 (4,756) (3,750) NM NM NM Studios 1,772 977 2,749 14 2,631 2,645 NM 4% 8 % Networks 8,725 1,326 10,051 5,533 5,454 10,987 58% (9) % (7) % DTC (1,596) (467) (2,063) (1,345) (520) (1,865) (19) % (11) % (11) % Corporate & Eliminations (1,183) (380) (1,563) (385) (956) (1,341) NM (17) % (19) % Adjusted EBITDA(*) $ 7,718 $ 1,456 $ 9,174 $ 3,817 $ 6,609 $ 10,426 NM (12) % (10) % Elvis Warner Bros. Full-year 2022 Consolidated Results DC League of Super-Pets Warner Bros. Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for 2022 represent the WarnerMedia business's results for January 1, 2022 through April 8, 2022. Pro forma adjustments for 2021 represent the WarnerMedia business's results for the entirety of 2021. Refer to page 13 for more information. NM - Not meaningful (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details The Sandman Warner Bros. Television Group Twelve Months Ended December 31, • Full-year total revenues were $33.8 billion. Total revenues decreased 3% ex-FX compared to the prior year, on a combined basis. • Studios revenues were $9.7 billion. Pro forma revenues decreased 6% ex-FX as higher theatrical film rental revenues and a record year for our Global Brands & Experiences business were more than offset by lower TV licensing and home entertainment revenues. • Networks revenues were $19.3 billion. Pro forma revenues decreased 2% ex-FX as both advertising and distribution revenues declined. Advertising was impacted by audience declines in domestic general entertainment and news networks, partially offset by the carriage of the NCAA Final Four and the first year of the NHL contract. Distribution was impacted by continued subscriber declines in the U.S. and lower affiliate rates in some European markets, partially offset by contractual affiliate rate increases in the U.S. • DTC revenues were $7.3 billion. Revenues increased 6% ex-FX as subscriber growth from our ad-lite products, higher third- party licensing of HBO content, and global retail subscriber gains were partially offset by lower wholesale revenues mainly due to the expiration of HBO Max on Amazon Channels in September 2021. HBO Max re-launched on Amazon Channels in December 2022. • Net loss available to Warner Bros. Discovery, Inc. was $(7.4) billion, and included $6.2 billion of pre-tax amortization from acquisition- related intangible assets and $3.8 billion of pre-tax restructuring expenses. • Full-year total Adjusted EBITDA was $7.7 billion. Total Adjusted EBITDA decreased 10% ex-FX compared to the prior year, on a combined basis. • Studios Adjusted EBITDA was $1.8 billion. Adjusted EBITDA increased 8% ex-FX as revenue declines were more than offset by lower television product content expense and distribution fees due to TV licensing deals in the prior year and lower marketing due to fewer theatrical new releases in 2022. • Networks Adjusted EBITDA was $8.7 billion. Adjusted EBITDA decreased 7% ex-FX as revenue declines, coupled with higher sports and news costs, were partially offset by lower personnel and marketing expenses. • DTC Adjusted EBITDA was $(1.6) billion. Adjusted EBITDA decreased $198 million year-over-year on a pro forma combined basis as revenue growth and more efficient marketing spend were more than offset by increased content expense. Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

WARNER BROS. DISCOVERY
Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Leverage & Liquidity

Full-year 2022 Leverage Highlights

- Ended 2022 with $3.9 billion of cash on hand, $49.5 billion of gross debt(*), and 5.0x net leverage(*).
- In aggregate, the Company has voluntarily repaid $7.0 billion of debt since April 9, 2022, including $1.0 billion of senior notes during the fourth quarter.
- As of December 31, 2022, the average duration of the Company's outstanding debt was 14 years, with an average cost of debt of 4.3%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

Reported Free Cash Flow

	Reported Financial Results					
	Three Months Ended			Twelve Months Ended		
$ in millions	2022	2021	% Change	2022	2021	% Change
Cash provided by operating activities	$ 2,846	$ 884	NM	$ 4,304	$ 2,798	54 %
Purchases of property and equipment	(364)	(100)	NM	(987)	(373)	NM
Reported free cash flow(*)	$ 2,482	$ 784	NM	$ 3,317	$ 2,425	37 %

The above free cash flow reconciliation shows "as reported" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months and twelve months ended December 31, 2021 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for January 1, 2022 - December 31, 2022 and WarnerMedia business results for April 9, 2022 - December 31,2022.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

Full-year 2022 Free Cash Flow Highlights

- Cash provided by operating activities increased to $4,304 million from $2,798 million in the prior year, primarily driven by an increase in operating profits and working capital initiatives, partially offset by interest payments on incremental debt acquired as part of the Merger, as well as merger and integration-related costs.
- Reported free cash flow increased to $3,317 million, primarily driven by higher cash from operations, partially offset by higher capital expenditures from consolidating the WarnerMedia business following the closing of the Merger.
- Full-year 2022 free cash flow was adversely impacted by a net $343 million reduction in the Company's securitization facility and factoring program since the closing of the Merger.

7

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 8 2023 Outlook(13) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q4 2022 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, February 23, 2023 at 4:30 p.m. ET, to discuss its fourth quarter 2022 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Investor Relations Nathaniel Brown Andrew Slabin Peter Lee (212) 548-5959 (212) 548-5544 (212) 548-5907 nathaniel_brown@discovery.com andrew_slabin@discovery.com peter_lee@discovery.com Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Operations

	Actual Financial Results			
	Three Months Ended December 31,		Twelve Months Ended December 31,	
Unaudited; in millions, except per share amounts	2022	2021	2022	2021
Advertising	$ 2,285	$ 1,698	$ 8,524	$ 6,194
Distribution	4,962	1,304	16,142	5,202
Content	3,442	173	8,360	737
Other	319	12	791	58
Total revenues	**11,008**	**3,187**	**33,817**	**12,191**
Costs of revenues, excluding depreciation and amortization	6,954	1,067	20,442	4,620
Selling, general and administrative	2,511	1,069	9,678	4,016
Depreciation and amortization	2,169	539	7,193	1,582
Restructuring	1,198	3	3,757	32
Impairment and loss (gain) on disposition and disposal groups	70	1	117	(71)
Total costs and expenses	**12,902**	**2,679**	**41,187**	**10,179**
Operating (loss) income	(1,894)	508	(7,370)	2,012
Interest expense, net	(558)	(154)	(1,777)	(633)
Loss from equity investees, net	(25)	2	(160)	(18)
Other (expense) income, net	(64)	(173)	347	72
(Loss) income before income taxes	**(2,541)**	**183**	**(8,960)**	**1,433**
Income tax benefit (expense)	462	(92)	1,663	(236)
Net (loss) income	**(2,079)**	**91**	**(7,297)**	**1,197**
Net income attributable to noncontrolling interests	(24)	(22)	(68)	(138)
Net income attributable to redeemable noncontrolling interests	2	(31)	(6)	(53)
Net (loss) income available to Warner Bros. Discovery, Inc.	**$ (2,101)**	**$ 38**	**$ (7,371)**	**$ 1,006**
Net (loss) income per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:				
Basic	$ (0.86)	$ 0.08	$ (3.82)	$ 1.55
Diluted	$ (0.86)	$ 0.08	$ (3.82)	$ 1.54
Weighted average shares outstanding:				
Basic	2,429	589	1,940	588
Diluted	2,429	663	1,940	664

The above income statement shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business's results from April 9, 2022 through December 31, 2022. Financials for the three and twelve months ended December 31, 2021 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

9

WARNER BROS. DISCOVERY
Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

Unaudited; in millions, except par value	Actual Financial Results			
	December 31, 2022		December 31, 2021	
ASSETS				
Current assets:				
Cash and cash equivalents		3,731		3,905
Receivables, net		6,380		2,446
Prepaid expenses and other current assets		3,888		913
Total current assets		**13,999**		**7,264**
Film and television content rights and games		26,652		3,832
Property and equipment, net		5,301		1,336
Goodwill		34,438		12,912
Intangible assets, net		44,982		6,317
Other noncurrent assets		8,629		2,766
Total assets	**$**	**134,001**	**$**	**34,427**
LIABILITIES AND EQUITY				
Current liabilities:				
Accounts payable	$	1,454	$	412
Accrued liabilities		11,504		2,230
Deferred revenues		1,694		478
Current portion of debt		365		339
Total current liabilities		**15,017**		**3,459**
Noncurrent portion of debt		48,634		14,420
Deferred income taxes		11,014		1,225
Other noncurrent liabilities		10,669		1,927
Total liabilities		**85,334**		**21,031**
Commitments and contingencies				
Redeemable noncontrolling interests		318		363
Warner Bros. Discovery, Inc. stockholders' equity:				
Series A common stock: $0.01 par value; 10,800 and 0 shares authorized; 2,660 and 0 shares issued; and 2,430 and 0 shares outstanding		27		—
Preferred stock: $0.01 par value; 1,200 and 0 shares authorized, 0 shares issued and outstanding		—		—
Discovery Series A-1 convertible preferred stock: $0.01 par value; 0 and 8 shares authorized, issued and outstanding		—		—
Discovery Series C-1 convertible preferred stock: $0.01 par value; 0 and 6 shares authorized; 0 and 4 shares issued and outstanding		—		—
Discovery Series A common stock: $0.01 par value; 0 and 1,700 shares authorized; 0 and 170 shares issued; and 0 and 169 shares outstanding		—		2
Discovery Series B convertible common stock: $0.01 par value; 0 and 100 shares authorized; 0 and 7 shares issued and outstanding		—		—
Discovery Series C common stock: $0.01 par value; 0 and 2,000 shares authorized; 0 and 559 shares issued; and 0 and 330 shares outstanding		—		5
Additional paid-in capital		54,630		11,086
Treasury stock, at cost: 230 and 230 shares		(8,244)		(8,244)
Retained earnings		2,205		9,580
Accumulated other comprehensive loss		(1,523)		(830)
Total Warner Bros. Discovery, Inc. stockholders' equity		**47,095**		**11,599**
Noncontrolling interests		1,254		1,434
Total equity		**48,349**		**13,033**
Total liabilities and equity	**$**	**134,001**	**$**	**34,427**

The above balance sheet shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business's results from April 9, 2022 through December 31, 2022. Financials for the three and twelve months ended December 31, 2021 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

10

WARNER BROS. DISCOVERY

Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

Unaudited; in millions	Actual Financial Results	
	Twelve Months Ended December 31,	
	2022	2021
Operating Activities		
Net (loss) income	$ (7,297)	$ 1,197
Adjustments to reconcile net income to cash provided by operating activities:		
Content rights amortization and impairment	14,161	3,501
Content restructuring impairments and write-offs	2,889	—
Depreciation and amortization	7,193	1,582
Deferred income taxes	(2,842)	(511)
Preferred stock conversion premium	789	—
Share-based compensation expense	412	178
Impairment and loss (gain) on disposition and disposal groups	116	(71)
Equity in losses of equity method investee companies and cash distributions	211	63
Gain on sale of investments	(199)	(19)
Loss on extinguishment of debt	—	10
(Gain) loss from derivative instruments, net	(501)	49
Other, net	435	56
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	181	47
Film and television content rights, games and payables, net	(12,643)	(3,381)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	1,529	185
Foreign currency, prepaid expenses and other assets, net	(130)	(88)
Cash provided by operating activities	4,304	2,798
Investing Activities		
Purchases of property and equipment	(987)	(373)
Cash acquired from business acquisition and working capital settlement	3,612	(2)
Proceeds from sales and maturities of investments	306	599
Investments in and advances to equity investments	(168)	(184)
Proceeds from (payments for) derivative instruments, net	752	(86)
Purchases of investments	—	(103)
Other investing activities, net	9	93
Cash provided by (used in) investing activities	3,524	(56)
Financing Activities		
Principal repayments of term loans	(6,000)	—
Principal repayments of debt, including premiums to par value and discount payment	(1,315)	(574)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(300)	(251)
Borrowings under commercial paper program	2,268	—
Repayments under commercial paper program	(2,270)	—
Repayments under revolving credit facility	(125)	—
Borrowings under revolving credit facility	125	—
Other financing activities, net	(125)	(28)
Cash used in financing activities	(7,742)	(853)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(61)	(106)
Net change in cash, cash equivalents, and restricted cash	25	1,783
Cash, cash equivalents, and restricted cash, beginning of period	3,905	2,122
Cash, cash equivalents, and restricted cash, end of period	**$ 3,930**	**$ 3,905**

The above statement of cash flows shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business's results from April 9, 2022 through December 31, 2022. Financials for the three and twelve months ended December 31, 2021 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

11

WARNER BROS. DISCOVERY
Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization

	Actual Financial Results			
	Three Months Ended December 31,		Twelve Months Ended December 31,	
Unaudited; in millions	2022	2021	2022	2021
Net (loss) income available to Warner Bros. Discovery, Inc.	**$ (2,101)**	**$ 38**	**$ (7,371)**	**$ 1,006**
Net income attributable to redeemable noncontrolling interests	(2)	31	6	53
Net income attributable to noncontrolling interests	24	22	68	138
Income tax (benefit) expense	(462)	92	(1,663)	236
(Loss) income before income taxes	**(2,541)**	**183**	**(8,960)**	**1,433**
Other expense (income), net	64	173	(347)	(72)
Loss from equity investees, net	25	(2)	160	18
Interest expense, net	558	154	1,777	633
Operating (loss) income	**(1,894)**	**508**	**(7,370)**	**2,012**
Impairment and loss (gain) on disposition and disposal groups	70	1	117	(71)
Restructuring	1,198	3	3,757	32
Depreciation and amortization	2,169	539	7,193	1,582
Employee share-based compensation	93	43	410	167
Transaction and integration costs	66	43	1,195	95
Amortization of fair value step-up for content	901	—	2,416	—
Adjusted EBITDA(*)	**$ 2,603**	**$ 1,137**	**$ 7,718**	**$ 3,817**

The above reconciliation shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business's results from April 9, 2022 through December 31, 2022. Financials for the three and twelve months ended December 31, 2021 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

12

13 Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: In addition to the Merger (as defined below), the impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2022 Baseline Rate”), and the prior year amounts translated at the same 2022 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Pro Forma Combined Financial Information: The unaudited pro forma combined financial information in this press release presents the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Management believes reviewing our actual operating results in addition to pro forma combined results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined Networks, DTC, Studios, Corporate, and inter-segment eliminations pro forma combined financial information is based on the historical operating results of the respective segments and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger as if it had occurred on January 1, 2021. The unaudited pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2021, nor is it indicative of future results. The unaudited pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step-up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) additional interest expense for borrowings related to the Merger and amortization associated with fair value adjustments of debt assumed, (vi) changes to align accounting policies, (vii) elimination of intercompany activity, and (viii) associated tax- related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger with the WarnerMedia business on the Company's historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. We may refer to total company results (ex. Revenues, Adj. EBITDA) as "combined basis." For historical pro forma financial information including segment level detail and reconciliations of non-GAAP metrics to their GAAP equivalent, please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com). (3) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023

(4) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (5) Gross debt: The Company defines gross debt of $49.5 billion as total debt of $49.3 billion, plus finance leases of $268 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (6) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $49.5 billion, less cash, cash equivalents, and restricted cash of $1.0 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,174 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. (7) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “DTC Subscription” as: (i) a retail subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform;(ii) a wholesale subscription to discovery+, HBO, or HBO Max for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue on a per subscriber basis; and (iv) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. We may refer to the aggregate number of DTC Subscriptions as “subscribers." We define a Domestic subscriber as a subscription based either in the United States of America or Canada. We define an International subscriber as a subscription based outside of the United States of America or Canada. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO and HBO Max, that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. (8) Source: Nielsen, 4Q22 (9/26/22-12/25/22), Live+3 program-based data (000)s, Primetime, Ad-supported cable, excl. breakouts and nets with less than 50% duration per day. Actual rankings were: #2 TBS, #4 TLC, and #5 TNT. (9) Source: Golden Globe® Awards press release dated December 12, 2022 (https://www.goldenglobes.com/articles/golden-globes-2023- nominations-80th-golden-globes-have-been-announced). (10) Source: Golden Globe® Awards press release dated January 10, 2023 (https://www.goldenglobes.com/articles/golden-globes-2023- winners-80-golden-years). (11) Source: Academy Award© press release dated January 24, 2023 (https://press.oscars.org/news/95th-oscarsr-nominations-announced). (12) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily-average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) HBO Max/HBO Hotel and Bulk Institution subscription revenue and subscribers (i.e., subscribers billed on a bulk basis); (ii) Cinemax subscription revenue and subscribers; (iii) HBO Basic subscription revenue and subscribers (International- only); (iv) Non-discovery+ DTC revenue and subscribers; and (v) Non-Core discovery+ revenue and subscribers, and (vi) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month. (13) 2023 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Accordingly, the Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. Source: Warner Bros. Discovery, Inc. 14 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q4 and Full-Year 2022 Earnings Press Release | February 23, 2023